Exhibit 99.1

UTEK Corporation Reports Financial Results for Quarter and Year Ended December 31, 2008

Tampa, FL – (BUSINESS WIRE) – March 2, 2009 – UTEK Corporation (NYSE Alternext US LLC & LSE-AIM: UTK) today announced financial results for the three months and fiscal year ended December 31, 2008.

Year Ended 2008 Financial Results

For the year ended December 31, 2008, income from operations (revenue) was $20.2 million as compared to $20.3 million for the year ended December 31, 2007. Net (loss) income from operations for the year ended December 31, 2008 was $(8.4) million, as compared to $3.8 million for the year ended December 31, 2007. Approximately 23% and 84% of our income from operations (revenue) was received in the form of unregistered shares of common stock of our clients for the years ended December 31, 2008 and 2007, respectively.

The net decrease in net assets from operations (including net income from operations and realized and unrealized gains and losses on investments) was $(24.8) million or $(2.50) per weighted average diluted shares outstanding for the year ended December 31, 2008, as compared to $(8.5) million or $(0.94) per weighted average diluted shares outstanding for the year ended December 31, 2007.

The value of the Company’s investment portfolio was $12.4 million at December 31, 2008, as compared to $30.4 million at December 31, 2007. Net asset value per common share outstanding decreased to $3.57 at December 31, 2008, from $4.85 at December 31, 2007.

The Company ended the year with cash and cash equivalents, CD’s and U.S. Treasuries of $4.2 million, total assets of $45.9 million and net assets of $38.9 million.

Weighted average diluted shares outstanding were 9,947,221 and 8,989,234 for the years ended December 31, 2008 and 2007, respectively.

Fourth Quarter 2008 Financial Results

For the fourth quarter of 2008, income from operations (revenue) and net income (loss) from operations were $4.5 million and ($2.0) million, respectively, as compared to $2.3 million and ($581,000), respectively, for the fourth quarter of the prior year. Approximately 0% and 71% of our income from operations (revenue) was received in the form of unregistered shares of common stock of our clients for the quarter ended December 31, 2008 and 2007, respectively.

The net decrease in net assets from operations (including net income (loss) from operations plus realized and unrealized gains and losses on investments) for the fourth quarter of 2008 was $(4.1) million, or $(0.38) per weighted average diluted shares outstanding as compared to the net decrease in net assets from operations of $(4.4) million, or $(0.48) per weighted average diluted shares outstanding for the fourth quarter of 2007.

Weighted average diluted shares outstanding were 10,828,310 and 9,010,184 for the quarters ended December 31, 2008 and 2007, respectively.

2008 Highlights

Some of the highlights from 2008 include:

•	Approximately 450 client accounts across all business divisions

•	100% of fourth quarter revenue was in the form of cash as opposed to securities of our clients, first occurrence since company inception

•	Technology licensing group attained record cash retainer revenue for the second-half of 2008

•	Subscription and other services cash revenue rose to $4.0 million in 2008 from $3.3 million in 2007

•	Successfully completed first Innovation Webinar, more than 115 participants attended

•	More than half of current technology search clients are from Global 2000

•	End of year headcount of approximately 115 employees vs. 55 at the end of 2007

•	Managerial expertise enhanced through recent acquisitions

•	2008 equity annual monetization of $2.3 million

Subsequent Events

Following the conclusion of the term of his employment agreement, on March 1, 2009, Clifford M. Gross, Ph.D, retired from the position of Chief Executive Officer of the Company. In addition, Dr. Gross, who is also the Chairman of our Board of Directors, will not stand for re-election as a member of our Board of Directors at our 2009 annual meeting of stockholders. Pursuant to the terms of his employment agreement, Dr. Gross is entitled to receive a severance payment equal to the number of years Dr. Gross has worked for the Company times $100,000 per year, “grossed-up” to cover any tax liability on such severance payment. Dr. Gross was employed by the company for 11.5 years.

“We greatly appreciate the significant contribution that Dr. Gross has made to the Company during the past 11.5 years. His vision, leadership and dedicated service were instrumental in building and developing the Company,” said Keith Witter, Lead Director for the Company.

Dr. Gross commented, “I am pleased with the results of our efforts to transition UTEK from its original business model to one that builds on that traditional – and unique – strength in putting technology to use in business. By focusing on innovation services, we are extending our expertise to our clients’ benefit. I am also proud of the strong management team that we have built at UTEK. Part of the succession plan was to create a strong collaborative internal management structure, as most recently indicated by the promotion of Doug Schaedler as President.”

Future Direction

As UTEK moves forward, as the world’s leading end-to-end innovation services business, its integration plans for Strategos, Innovaro and Social Technologies are now being implemented in order to improve reach, efficiency and client benefit. As previously stated, we will continue to pursue additional strategic acquisitions which will enhance the company’s capabilities and geographic targets.

Doug Schaedler, President of UTEK, commented “Over the next quarter we look forward to announcing further details of our growth strategy. We will continue to bring together the premier strategic consulting and technology transfer firms to reinforce our position as the global leader in the innovation arena, supporting major corporations worldwide.”

Conference Call Information

We will host a live conference call at 10:00 a.m. ET today to discuss the results. Investors and analysts are invited to attend the conference call.

US & Canada: 866-672-2663

UK: 0-800-032-3836

Other International Callers: 973-582-2772

Please reference conference ID# 87012611

About UTEK

UTEK® is a leading innovation services company. UTEK’s services enable clients to become stronger innovators, rapidly source externally developed technologies, create value from their intellectual property and gain foresight into marketplace and technology developments that affect their business. UTEK is a business development company. For more information about UTEK, please visit its website at www.utekcorp.com.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words, such as UTEK “expects,” “should,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe UTEK’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those currently anticipated. Although UTEK believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it cannot give any assurance that its expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and UTEK does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

UTEK’s operating results could fluctuate significantly due to a number of factors. These factors include, levels of consulting activity, variability in the growth rate of our business, consultant utilization rates, consultant and project billing rates, and number of revenue-generating professionals; our ability to expand our service offerings; that we successfully integrate the businesses we acquire; challenging financial conditions, including those in the credit markets, the number of transactions and engagements that are completed each quarter, the value of individual contracts and transactions, the timing of the recognition and the magnitude of unrealized and realized gains and losses of companies in its portfolio, UTEK’s dependence on the performance of its operating divisions as well as the companies in its portfolio, the possibility that advances in technology could render the technologies it has transferred obsolete, the loss of technology licenses by companies in its portfolio, the degree to which it encounters competition in its markets, the volatility of the stock market and the volatility of the valuations of the companies it has invested in as it relates to its realized and unrealized gains and losses, the concentration of investments in a small number of companies, marketplace demand for innovation consulting services as well as other general economic conditions. For more information on UTEK and for a more complete discussion of the risks pertaining to an investment in UTEK, please refer to UTEK’s filings with the Securities and Exchange Commission.

Financial Position Information

The following tables contain comparative selected financial data as of December 31, 2008 and December 31, 2007 and for the three and twelve-month periods ended December 31, 2008 and 2007:

UTEK Corporation

Consolidated Statements of Assets and Liabilities

	December 31, 2008	December 31, 2007
ASSETS
Investments:
Non-affiliate investments (cost: 2008—$36,994,463; 2007—$31,588,337)	$5,603,440	$6,705,850
Affiliate investments (cost: 2008—$38,559,629; 2007—$43,779,616)	3,477,200	14,429,000
Controlled investments (cost: 2008—$10,637,748; 2007—$17,231,458)	2,987,500	7,768,561
U.S. Treasuries and certificates of deposit (cost: 2008—$291,581; 2007—$1,498,346)	291,581	1,498,346

Total investments	12,359,721	30,401,757
Cash and cash equivalents	3,922,297	5,254,576
Accounts receivable, net of allowance for bad debt	2,290,363	358,338
Prepaid expenses and other assets	750,502	378,248
Fixed assets, net	653,208	476,578
Goodwill	15,246,143	2,821,064
Intangible assets	10,663,975	123,812
Deferred tax asset	—	5,406,704

TOTAL ASSETS	45,886,209	45,221,077

LIABILITIES
Accounts payable	575,988	421,595
Accrued expenses	995,652	369,098
Notes payable and other debt	839,765	—
Deferred revenue	2,849,270	755,836
Deferred tax liability	1,773,441	—

TOTAL LIABILITIES	7,034,116	1,546,529

NET ASSETS	$38,852,093	$43,674,548

Commitments and Contingencies
Composition of net assets:
Preferred stock, $.01 par value, 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value, 29,000,000 shares authorized; 12,134,959 and 9,011,276 shares issued; 10,879,900 and 9,011,276 shares outstanding at December 31, 2008 and 2007, respectively	$108,800	$90,114
Additional paid-in capital	75,067,857	53,148,643
Accumulated income:
Accumulated net operating income	25,115,109	33,498,108
Net realized loss on investments, net of income taxes	(7,744,736)	(3,512,598)
Net unrealized depreciation of investments, net of deferred income taxes	(51,921,150)	(39,703,173)
Foreign currency translation adjustment	(1,773,787)	153,454

Net assets	$38,852,093	$43,674,548

Net asset value per share	$3.57	$4.85

UTEK Corporation

Consolidated Statements of Operations

	Year Ended December 31,		Three Months Ended December 31,
	2008	2007	2008	2007
Income from operations:
Innovation consulting services	$11,134,855	$—	$3,415,545	$—
Sale of technology rights	4,684,680	16,372,550	—	1,537,000
Subscription and other services	3,959,243	3,343,134	964,029	627,040
Investment income, net	399,341	585,265	144,955	105,775

	20,178,119	20,300,949	4,524,529	2,269,815
Expenses:
Direct costs of innovation consulting services	10,124,462	—	3,268,768	—
Acquisition of technology rights	1,780,000	3,815,844	—	645,000
Salaries and wages	4,501,957	3,518,769	996,349	855,113
Professional fees	1,257,307	1,358,668	423,078	240,060
Sales and marketing	2,322,406	2,035,860	486,386	547,472
General and administrative	3,781,008	2,625,559	1,068,317	681,251
Amortization and depreciation	1,096,490	212,350	433,387	51,226
Goodwill impairment	—	210,140	—	177,110

	24,863,630	13,777,190	6,646,285	3,197,232

Income (loss) before income taxes	(4,685,511)	6,523,759	(2,121,756)	(927,417)
Provision for income taxes (benefit)	3,697,487	2,747,017	(156,140)	(346,745)

Net (loss) income from operations	(8,382,998)	3,776,742	(1,965,616)	(580,672)

Net realized and unrealized gains (losses):

Net realized gains (losses) on investments, net of income tax expense (benefit)	(4,232,138)	(1,447,380)	(479,961)	242,858

Net change in unrealized depreciation of investments, net of deferred income tax benefit	(12,217,977)	(10,806,048)	(1,628,701)	(4,013,552)

Net decrease in net assets from operations	$(24,833,113)	$(8,476,686)	$(4,074,278)	$(4,351,366)

UTEK Corporation

Consolidated Statements of Cash Flows

	Year Ended December 31
	2008	2007	2006
Operating Activities:
Net decrease in net assets from operations	$(24,833,113)	$(8,476,686)	$(4,910,798)
Adjustments to reconcile net increase (decrease) in net assets from operations to net cash flows from operating activities:
Change in net unrealized depreciation of investments	10,466,219	17,325,713	41,298,325
Proceeds received on sale of equity investments	2,265,430	1,923,528	9,740,302
Net proceeds from sale (purchases) of short-term investments	1,206,766	3,086,305	7,555,540
Net repayment from (investment in) UTEK Real Estate Holdings, Inc.	1,965,261	(783,789)	(1,181,472)
Depreciation and amortization	1,096,490	212,350	211,933
Goodwill and intangible asset impairment	—	210,140	301,469
(Gain) loss on sale of investments	6,785,540	2,320,637	(1,448,344)
Loss on disposal of fixed assets	13,448	22,403	37,263
Bad debt expense	78,150	364,586	108,943
Stock-based compensation	779,866	612,893	504,589
Deferred income taxes	2,870,820	(4,645,904)	(2,911,021)

Investment securities received in connection with the sale of technology rights	(4,559,680)	(16,172,550)	(51,190,576)
Consulting and other services rendered in exchange for investment securities	(45,269)	(1,021,117)	(2,104,287)
Changes in operating assets and liabilities:
Accounts receivable	1,749,091	124,231	55,859
Prepaid expenses and other assets	(126,445)	(3,241)	73,801
Deferred revenue	(577,448)	(222,059)	(22,145)
Accounts payable and accrued expenses	(1,468,053)	363,920	48,969

Net cash flows from operating activities	(2,332,927)	(4,758,640)	(3,831,650)

Investing Activities:
Purchases of fixed assets	(23,772)	(50,042)	(443,536)
Cash received (paid) in connection with acquisitions	813,211	—	(1,000,000)

Net cash flows from investing activities	789,439	(50,042)	(1,443,536)

Financing Activities:
Net proceeds from issuance of common stock	—	—	8,955,182
Proceeds from exercise of stock options / warrants	189,794	542,681	755,518
Distributions to stockholders	—	(179,032)	(177,865)

Payments on notes payable and other debt	(12,248)	—	—

Net cash flows from financing activities	177,546	363,649	9,532,835

Foreign currency translation adjustment	33,663	14,498	151,836

Increase (decrease) in cash and cash equivalents	(1,332,279)	(4,430,535)	4,409,485
Cash and cash equivalents at beginning of period	5,254,576	9,685,111	5,275,626

Cash and cash equivalents at end of period	$3,922,297	$5,254,576	$9,685,111

Contacts:

UTEK Corporation

USA:

Allen & Caron, Inc.

Brian Kennedy

brian@allencaron.com

212-691-8087

UK:

Fairfax I.S. Plc – AIM Nominated Adviser & Broker

Jeremy Porter

+ 44 (0)20 7598 5368